Exhibit 10.13

ACTING-IN-CONCERT AGREEMENT

DATE: 15 August 2024

PARTIES

BETWEEN

This Acting-in-Concert Agreement is executed by the following parties:

1)	SALIM PODIONO (Indonesian Passport No. X1963535), a national of the Republic of Indonesia and having the correspondence address for service at 1 2 Balmoral Rd, #11-08, 259820, Singapore (“Salim”);

and

2)	TASLIM PODIONO (Indonesian Passport No. X1498239), a national of the Republic of Indonesia and having the correspondence address for service at Pluit Samudera 5, No. 45, Pluit Jakarta Utara, 14450 Indonesia (“Taslim”);

and

3)	NURSALIM PODIONO (Indonesian Passport No. X2750024), a national of the Republic of Indonesia and having the correspondence address for service at JL Pluit Utara IV, No. 22, Jakarta, Indonesia (“Nursalim”);

and

4)	HALIM PODIONO (Indonesian Passport No. X1888027), a national of the Republic of Indonesia and having the correspondence address for service at Apartment Gold Coast Tower, Atlantik 36 P PIK, 001/006, Kamal Muara, Penjaringan, Indonesia (“Halim”),

each a “Party” and collectively, “Parties”.

RECITALS:

A.	ULTRATREX INC is an exempted company incorporated in the Cayman Islands with limited liability and having its registered office at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands and its principal executive office at 220 Orchard Road, Unit 05-01, Midpoint Orchard, Singapore 238852 (“Company”).

B.	As at the date of this Agreement, the Company is in the process of listing its shares on the NYSE American or NASDAQ Capital Market (“Proposed Listing”). In connection with the Proposed Listing, the Parties also previously entered into an acting-in-concert agreement in respect of their respective shareholdings in Ultratrex Asia Pacific Pte. Ltd., a company incorporated in Singapore (“Ultratrex Singapore”).

C.	In preparation for the Proposed Listing, the Company will undergo a reorganization and share swap arrangement pursuant to which the Company is expected to acquire 100% of equity interest in Ultratrex Singapore and concurrently the Company will issue shares to the respective Parties. Following such reorganization and prior to the Proposed Listing, the Parties are expected to become shareholders of the Company. As at the date of this Agreement, the shareholdings of the respective Parties are yet to be determined.

D.	For the purposes of this Agreement and the Proposed Listing, each of the Parties hereby declare and confirm that their relationship to one another are as follows:

PARTY	RELATIONSHIP

SALIM	Siblings

HALIM	Siblings

TASLIM	Siblings

NURSALIM	Siblings

E.	The Parties hereby agree to enter into this agreement to record the arrangement between the Parties in accordance with the terms of this Agreement.

OPERATIVE PROVISIONS

The Parties hereby agree unanimously to the following arrangements:

1.	During the term of this Agreement, the Parties shall be deemed as parties acting in concert, and shall act in concert in relation to all matters that require the decisions of the shareholders of the Company, including but not limited to voting, on a simple majority basis to approve, reject, or to abstain from voting in relation to motions that need to be resolved at shareholders meetings, and to jointly sign all necessary documents (“Concert Matters”).

2.	The Parties shall consult with each other and vote on all Concert Matters. Each Party is entitled to one (1) vote, regardless of their respective shareholdings in the Company. If the vote results in a unanimous decision between the parties, joint action shall be taken accordingly in relation to such Concert Matter(s) based on the outcome of such vote. However, in the event that the Parties are unable to reach a unanimous decision in relation to any Concert Matter, a decision that is made by Halim shall be deemed to represent the decision of all Parties and shall be binding on all Parties, and each Party shall act in concert with other Parties and take joint action in relation to such Concert Matter(s) based on the results of such decision.

3.	This Agreement shall come into force from the date of this Agreement, and shall remain effective for the entire period until only one (1) of the Party remains as a shareholder of the Company.

4.	During the period of this Agreement, if any of the Parties transfers its shares of the Company, as a prerequisite, unless waived in writing by all of other Parties, it shall ensure that the transferee is bound by the provisions of this Agreement, and the transferee upon receiving the transfer of the shares shall be deemed as having agreed to the provisions of this Agreement and having agreed to be bound by the provisions of this Agreement.

5.	This Agreement shall be governed by and construed in accordance with the laws of Singapore, and the Parties hereby irrevocably agree that any dispute shall be referred to arbitration at the Singapore International Arbitration Centre (SIAC), for final settlement. The arbitration shall be conducted in accordance with the SIAC Rules in force at the time of the dispute. The arbitral tribunal shall consist of one arbitrator, who shall be appointed by mutual agreement of the Parties. If the Parties are unable to agree on the arbitrator within 14 days of notice of arbitration, the arbitrator shall be appointed in accordance with the SIAC Rules.

6.	If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the Parties' intent in entering into this Agreement.

7.	The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto, but shall not otherwise be for the benefit of any third party.

8.	Each Party hereto shall keep in confidence, and shall not use (except for the purposes of the transactions contemplated herein) or disclose, any non-public information disclosed to it or its affiliates, representatives or agents in connection with this Agreement or the transactions contemplated herein, except for disclosure required by applicable law or regulation. Each Party hereto shall ensure that its affiliates, representatives and agents keep in confidence, and do not use (except for the purposes of the transactions contemplated hereby) or disclose, any such non-public information, except for disclosure required by applicable law or regulation.

9.	Any amendment to this Agreement shall be valid only if it is agreed in writing and signed by or on behalf of each Party to this Agreement.

10.	This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

THE PARTIES

Signed by	)	Mr.Halim
HALIM PODIONO	)	/s/ Halim Podiono
(Indonesian Passport No. X1888027))
In the presence of:-)

Signed by	)	Mr.Salim
SALIM PODIONO	)	/s/ Salim Podiono
(Indonesian Passport No. X1963535))
In the presence of:-)

Signed by	)	Mr.Nursalim
NURSALIM PODIONO	)	/s/ Nursalim Podiono
(Indonesian Passport No. X2750024))
In the presence of:-)

Signed by	)	Mr.Taslim
TASLIM PODIONO	)	/s/ Taslim Podiono
(Indonesian Passport No. X1498239))
In the presence of:-)

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